UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 5, 2008

POWERSAFE TECHNOLOGY CORP.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-143645 (Commission File Number)	98-0522188 (IRS Employer Identification No.)

c/o David Lubin & Associates, PLLC
26 E. Hawthorne Avenue
Valley Stream, NY 11580
(Address of principal executive offices)

516-887-8200
(Registrant's Telephone Number, Including Area Code)

_____________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

As disclosed in the Current Report on Form 8-K filed by Powersafe Technology Corp., a Delaware corporation (the “Company”) on April 4, 2008, the Company has agreed to merge with Amplification Technologies Inc, a Delaware corporation (“ATI”). It is expected that the merger will be consummated in the coming weeks.

As disclosed in said Current Report ATI was awarded Phase II of an SBIR grant by NASA the critical objective of which was demonstrating that ATI’s technology can be implemented on InGaAs, not only on silicon.

ATI has completed its work on Phase II and has developed the first high gain solid state photomultipliers operating in the Near Infrared (NIR) wavelength range of 1000 to 1700 nm. ATI completed the design, development and prototype manufacturing of these devices based on its patented, proprietary Discrete Amplification (DA) technology. The demonstrated device performance far exceeds that of any available solid state photodetectors in the NIR wavelength range. The measured devices have gain of over 200,000x and other desirable operating characteristics.

ATI believes the devices to be of very high interest to researchers in a broad range of commercial and defence related fields including optical communication, night vision, spectroscopy, instrumentation, aerospace, and astronomy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2008

POWERSAFE TECHNOLOGY CORP. By: /s/ Jack N. Mayer Name: Jack N. Mayer Title: President